UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2006
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota (Address of principal executive offices)	55435 (Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Letter Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement
Nash-Finch Company (“Nash Finch” or the “Company”) and Robert B. Dimond entered into a letter agreement dated November 29, 2006 (the “Agreement”) summarizing the terms of his employment as Nash Finch’s Executive Vice President, Chief Financial Officer and Treasurer, such employment to begin January 2, 2007. A copy of the Agreement is filed with this report as Exhibit 10.1. The material terms of the Agreement are summarized in Item 5.02(c) below, which summary is qualified in its entirety by reference to the Agreement and the press release (the “Press Release”) issued by the Company on December 21, 2006 to announce the appointment of Mr. Dimond. Mr. Dimond replaces LeAnne M. Stewart, who previously announced her intention to resign from her positions as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. A copy of the Press Release is filed with this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On December 21, 2006, Nash Finch issued the Press Release to announce that LeAnne M. Stewart, who previously announced her intention to resign as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, has been replaced in those positions effective upon the appointment of Mr. Dimond.
(c) On December 21, 2006, Nash Finch issued the Press Release to announce that Mr. Dimond had accepted the offer of the Company to serve as its Executive Vice President, Chief Financial Officer and Treasurer.
     Mr. Dimond, age 45, has 18 years of financial and executive management experience in the food retail and distribution industry. Prior to his appointment as Nash-Finch’s Executive Vice President, Chief Financial Officer and Treasurer, Mr. Dimond served as Senior Vice President and Chief Financial Officer for Wild Oats Markets, Inc., a leading national natural and organic specialty foods retailer from 2005-2006. From January through March 2005, Mr. Dimond served as Executive Vice President Chief Financial Officer of The Penn Traffic Company, a food retailer in the eastern United States, in connection with its emergence from bankruptcy proceedings. From 2000-2004, Mr. Dimond served as the Executive Vice President, Chief Financial Officer and Treasurer of Nash Finch. Prior to that, he was Group Vice President and Chief Financial Officer for the western region of The Kroger Co. and served as Vice President, Administration and Controller for Smith’s Food and Drug Centers.
     Other than the Agreement, there is no arrangement or understanding between Mr. Dimond and any other persons pursuant to which he was selected as an officer of Nash Finch. Upon Mr. Dimond’s resignation from the Company in 2004, he entered into a consulting agreement with the Company pursuant to which he provided consulting services to the Company for a ten month period. The consulting agreement was described in the Company’s Current Report on Form 8-K filed on October 14, 2004.
     Under the terms of the Agreement, Mr. Dimond will be employed as Executive Vice President, Chief Financial Officer and Treasurer of Nash Finch, such employment to begin on January 2, 2007. The material terms of the Agreement are summarized below:
          Base Salary — Mr. Dimond will receive an annual base salary of $375,000. The base salary will be reviewed annually by the Compensation Committee of the Company’s Board of Directors and may be adjusted from time to time by the Compensation Committee.
          Annual Bonus — Mr. Dimond will be eligible for work to be performed in 2007 and beyond to receive a bonus under the terms of the Company’s Executive Incentive Program with such bonus targeted at 60% of his base salary. The bonus will be payable in cash with an option to receive up to 100% of it in unrestricted stock. If Mr. Dimond holds this stock for a period of two years, he will receive an additional 15% in restricted stock. He will not participate in the Company’s Executive Incentive Program for 2006. Any bonuses that may be paid to Mr. Dimond in future fiscal years will be determined by the Compensation Committee of the Company’s Board of Directors on the basis of performance against goals for those years.
          Signing Bonus — Mr. Dimond will be paid a sign on bonus of $187,500 on March 15, 2007, provided that he enters into a re-pay agreement pursuant to which he will agree, among things, to remain employed by the Company for at least one year following his receipt of the payment.
          Share Unit Grants — Effective upon Mr. Dimond's commencement of employment, he will be granted the following restricted stock units under the Company’s 2000 Stock Incentive Plan and with the following terms:

•	37,500 restricted stock units, which vest in one-third increments on each of the first three anniversaries of the grant date, assuming continued employment with Nash Finch, as well as in full upon a termination by the Company without cause; and

•	37,500 restricted stock units which vest on the fifth anniversary of the date of grant, assuming continued employment with Nash Finch; provided, that if Mr. Dimond's employment is terminated without cause a pro rata portion will vest based on the number of months of his employment.
     All of the restricted stock units will immediately vest in full upon a change in control of the Company, or if Mr. Dimond’s employment ends because of disability or death. If his employment is terminated by the Company for cause or he quits prior to the vesting date he will forfeit the restricted stock units.
     Each of the restricted stock units will also have dividend equivalent rights, which will be reinvested in the form of additional restricted stock units and will be subject to vesting and forfeiture on the same terms as the restricted stock units to which they relate.
     The restricted stock units will be paid out at vesting in the form of one share of Nash Finch common stock for each unit.
          Long-Term Incentive Program Awards — Mr. Dimond will be eligible to participate in the Nash Finch Long-Term Incentive Program (“LTIP”) at a level equal to 60% of his base salary. The LTIP provides for grants of performance units that vest over three-year performance periods and pay out in shares of Nash Finch common stock or cash, with the specific payment determined by the performance of the Company and its stock price.
          Benefits — Mr. Dimond will be eligible for participation in the Nash Finch Supplemental Executive Retirement Plan and Income Deferral Plan. The Company will also provide term life insurance coverage with a death benefit of at least $1 million.
          Relocation — After the Company and Mr. Dimond agree on the date of his relocation to Minneapolis and upon Mr. Dimond’s entry into a relocation agreement with the Company, he will be reimbursed for his necessary and reasonable expenses of relocating his primary residence to Minneapolis, including the cost of renting an apartment through July 31, 2007. Mr. Dimond will also be reimbursed for the reasonable costs associated with making two trips per month to his current residence during the period between the date of his commencement of employment and the earlier of his relocation to Minneapolis or July 31, 2007. The Company will “gross up” any taxable reimbursement of relocation expenses (with the exception of certain miscellaneous expenses) so that the economic effect to Mr. Dimond will be as if such reimbursement were on a non-taxable basis. Prior to the agreement on the date of Mr. Dimond’s relocation to Minneapolis and the date of Mr. Dimond’s entry into the relocation agreement, he will be reimbursed for agreed-upon travel and/or housing expenses. Mr. Dimond will receive a relocation bonus of $125,000, provided that he enters into a re-pay agreement pursuant to which he will agree, among things, to remain employed by the Company for at least one year following his receipt of the payment.
          Severance — If Mr. Dimond’s employment ends because of termination by the Company without cause, then he will receive, payment (over a 24 month period after termination) of an amount equal to his then base salary as well as continued participation for 24 months in COBRA benefits on the same terms as are available to active Company associates. Receipt of payments and benefits as described in this paragraph is conditioned upon Mr. Dimond’s release of claims he might have against the Company.
          Change in Control Agreement — Mr. Dimond will enter into a change in control agreement with the Company that will provide certain benefits following a change in control of the Company.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement between Registrant and Robert B. Dimond dated November 29, 2006
99.1	Press Release, issued by the Registrant, dated December 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: December 21, 2006	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED DECEMBER 21, 2006

Exhibit No.	Description	Method of Filing
10.1	Letter Agreement between Registrant and Robert B. Dimond dated November 29, 2006	Filed electronically herewith
99.1	Press Release issued by the Registrant dated June 29, 2006.	Filed electronically herewith